Exhibit 14(b)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "The Reorganization-Comparison of the Funds-Financial Highlights", "Selection of Independent Auditors" and "Experts" and to the use of our reports dated October XX , 1999 for MuniHoldings Florida Insured Fund III and October XX, 1999 for MuniHoldings Florida Insured Fund IV included in the Registration Statement (Form N-14 No. 333-0000) and related combined Preliminary Proxy Statement and Prospectus of MuniHoldings Florida Insured Fund, MuniHoldings Florida Insured Fund II, MuniHoldings Florida Insured Fund III and MuniHoldings Florida Insured Fund IV filed with the Securities and Exchange Commission.

                                                       Ernst & Young LLP

MetroPark, New Jersey

The foregoing consent is in the form that will be signed upon conclusion of our audits of the financial statements of MuniHoldings Florida Insured Fund III and MuniHoldings Florida Insured Fund IV to be added by amendment.

                                                       /s/ Ernst & Young LLP

MetroPark,New Jersey
October 1, 1999